UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2003

Moore Medical Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-8903	22-1897821
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

389 John Downey Drive P.O. Box 1500, New Britain, CT		06050
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(860) 826-3600

(Former name or former address, if changed since last report.)

Item 4.    Change in Registrant’s Certifying Accountant

In accordance with Item 304 of Regulation S-K, the following information pertains to the change in Registrant’s Certifying Accountant:

On July 10, 2003, the Board of Directors of Moore Medical Corp. (the “Company”), upon recommendation of the Audit Committee, dismissed PricewaterhouseCoopers LLP as the Registrant’s certified public accountants and engaged Deloitte & Touche LLP to serve as the Registrant’s certified public accountants to audit the Registrant’s financial statements for the fiscal year ending December 27, 2003.

The reports of PricewaterhouseCoopers LLP on the Company’s consolidated financial statements for the fiscal years ended December 28, 2002 and December 29, 2001 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 28, 2002 and December 29, 2001 and through the filing date of this Current Report on Form 8-K, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to the subject matter of such disagreement in connection with its report for the fiscal years ended December 28, 2002 and December 29, 2001.

There were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, that occurred during either of the Registrant’s fiscal years ended December 28, 2002 or December 29, 2001 or during the subsequent interim period through July 10, 2003.

During the Company’s two most recent fiscal years and through the date of this Form 8-K, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated July 14, 2003, is filed as Exhibit 16 to this Form 8-K, evidencing its agreement with the statements set forth in this report.

Item 7.    Financial Statements and Exhibits

(c) Exhibits:

16.	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated July 14, 2003.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Moore Medical Corp.

Date: July 17, 2003	/s/ LINDA M. AUTORE
Linda M. Autore President and Chief Executive Officer

EXHIBIT INDEX

16.	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange
Commission dated July 14, 2003.